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                                                                   EXHIBIT 23.2

                     REPORT OF INDEPENDENT ACCOUNTANTS ON
                         FINANCIAL STATEMENT SCHEDULE

To the Board of Directors and Stockholders of Raytheon Company:

Our audits of the consolidated financial statements referred to in our report dated January 25, 2001, except for the information in the second paragraph of Note B as to which the date is March 2, 2001, appearing in the 2000 Annual Report to Stockholders of Raytheon Company which report and consolidated financial statements are included in Exhibit 13 to Form 10-K also included an audit of the financial statement schedule listed in Item 14(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP

Boston, Massachusetts
January 25, 2001